EXHIBIT 5


                              KATTEN MUCHIN & ZAVIS
                            525 W. Monroe, Suite 1600
                             Chicago, Illinois 60661






                                                                  (312) 902-5200


                                 August 18, 1998
Anicom, Inc.
6133 North River Road
Suite 1000
Rosemont, Illinois  60018-5171

Ladies and Gentlemen:

         We have acted as counsel for Anicom, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration for sale under the Securities Act of 1933, as amended, of a total of 1,150,000 shares of the Company's common stock, $.001 par value (the "Common Stock"), which may be issued pursuant to the Anicom, Inc. 1998 Associate Stock Purchase Plan ("Associate Plan"), Anicom, Inc. 1996 Stock Incentive Plan as amended (the "Stock Incentive Plan") and the Anicom, Inc. Amended and Restated 1995 Directors Stock Option Plan, as amended (the "Directors Plan") (the Stock Incentive Plan, the Directors Plan and the Associate Plan are collectively referred to herein as the "Plans").

         In connection with this opinion, we have examined and relied upon originals or copies of, certified or otherwise identified to our satisfaction, the following:

         1.       The Registration Statement;

         2. The Restated Certificate of Incorporation of the Company, as amended;

         3.       The Restated By-Laws of the Company, as amended;

         4. Resolutions duly adopted by the Board of Directors of the Company relating to the adoption and amendment of the Plans;

         5.       The Plans;

         6. Certificates of public officials, certificates of officers, representatives and agents of the Company, and we have assumed that all of the representations contained therein are accurate and complete; and

         7. Such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

         In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that all natural persons involved in the transactions contemplated by the Registration Statement (the "Offering") have sufficient legal capacity to enter into and perform their respective obligations and to carry out their roles in the Offering.






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Anicom, Inc.
August 18, 1998
Page 2


         Based upon the foregoing, we are of the opinion that the 1,150,000 shares of Common Stock issuable under the Plans, when issued and delivered by the Company in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable securities of the Company.

         Our opinion expressed above is limited to the laws of the State of Illinois, the laws of the United States of America and the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion is solely for the information of the addressee hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person without our prior written consent. In connection therewith, we hereby consent to the use of this opinion for filing as Exhibit 5 to the Registration Statement. No one other than the addressee hereof is entitled to rely on this opinion. This opinion is rendered solely for the purposes of the Offering and should not be relied upon for any other purpose.



                                Very truly yours,



                                /S/ KATTEN MUCHIN & ZAVIS





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